Exhibit 10.1

Execution Version

FIRST AMENDMENT TO

AMENDED AND RESTATED LICENSE AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED LICENSE AGREEMENT (this “Amendment”), dated as of April 4, 2022 (the “Amendment Date”), is entered into by and between Hilton Worldwide Holdings Inc., a Delaware corporation (“Licensor”), and Hilton Grand Vacations Inc., a Delaware corporation (“Licensee”). Each of Licensor and Licensee is referred to herein as a “Party” and collectively, as the “Parties.” Defined terms used but not otherwise defined herein shall have the meanings set forth in the A&R Agreement (as defined below).

WITNESSETH:

WHEREAS, Licensor and Licensee are parties to that certain original HGV License Agreement, dated as of January 2, 2017 (the “Original Agreement” and the date of such Original Agreement, the “Effective Date”), pursuant to which Licensor, which, directly or indirectly, owns the Licensed IP and possesses the Hilton Data, licensed the Licensed IP and Hilton Data to Licensee for use in its Vacation Ownership Business, subject to the terms and conditions of the Original Agreement;

WHEREAS, in connection with the acquisition by Licensee of that certain Vacation Ownership Business of Diamond Resorts International, Inc., a Delaware corporation (“Diamond”), which acquisition was consummated on August 2, 2021, the Parties entered into the Amended and Restated License Agreement (the “A&R Agreement”), dated as of March 10, 2021, which amended, restated and replaced the Original Agreement in its entirety; and

WHEREAS, in connection with the Integration, the Parties desire to enter into this Amendment to further amend and/or supplement certain terms and conditions contained in the A&R Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained in this Amendment, the Parties hereby agree as follows:

Section 1.1. Diamond Properties Conversion; Royalty Fees and Measurement.

(a) Rebrand Plan. Licensee shall use its commercially reasonable efforts to convert the Diamond Properties into Licensed Vacation Ownership Properties, as contemplated in Section 5.2(d) of the A&R Agreement and in accordance with Schedule A attached hereto (the “Rebrand Plan”). Licensee shall provide an update to Licensor as to the status of the Rebrand Plan on or before June 30 of each calendar year commencing on June 30, 2022 until the date on which the Licensee achieves the Cumulative Rooms Converted target of 10,800 in accordance with Schedule A attached hereto.

(b) Except as set forth in Section 1.1(c) herein, the New Brand Royalty schedule set forth in Section 3.1(d) of the A&R Agreement shall be effective with respect to all New Brand Revenue.

(c) Minimum Room Conversion Requirements. At the end of each calendar year commencing in 2022 (i.e., December 31, 2022) and ending in 2026 (i.e., December 31, 2026), with each such year-end date being deemed the “Measurement Date”, the Parties shall measure the progress of the Rebrand Plan. Notwithstanding the New Brand Royalty schedule set forth in Section 3.1(d) of the A&R Agreement (and as referenced in Section 1.1(b) herein), to the extent there is a shortfall in the measurement of Cumulative Rooms Converted thresholds for each applicable Measurement Date as set forth in the Rebrand Plan, the following provisions shall apply:

(i) If on the Measurement Date, Licensee has not converted the minimum number of rooms at the Diamond Properties to satisfy the applicable Cumulative Rooms Converted thresholds as set forth in the Rebrand Plan, then in lieu of the New Brand Royalty, Licensee shall pay the applicable “Adjusted New Brand Royalty” (set forth on Schedule A) for such year based on the actual shortfall of the Cumulative Rooms Converted in accordance with the Rebrand Plan.

(ii) Notwithstanding the foregoing, if Licensee satisfies the Cumulative Rooms Converted in future years as measured on the applicable Measurement Date, the Adjusted New Brand Royalty shall cease to apply and instead the calculation shall revert back to the original New Brand Royalty (as set forth in Section 3.1(d) of the A&R Agreement and detailed in Schedule A), for future years, until if and when Licensee shall have failed to meet the Cumulative Rooms Converted thresholds as of future Measurement Dates.

(d) Licensor Option if Licensee Fails to Meet Minimum Room Conversion.

(i) If Licensee shall have failed to achieve the Cumulative Rooms Converted of 9,720 by September 30, 2031, Licensor shall have the option, by written notice to Licensee, to prohibit future offering and sales of HGV Max (as defined below).

(ii) If Licensee shall have achieved the Cumulative Rooms Converted of at least 9,720 but less than 10,800 by September 30, 2031, Licensor shall have until September 30, 2032 (the “Extension Period”) to achieve the Cumulative Rooms Converted target of 10,800. For the purposes of this clause (ii) only, Licensee shall be permitted to achieve such target by including and/or substituting properties and rooms that are currently not part of either the Diamond Properties or Legacy HGV Properties, in each case as of the date of this Amendment, so long as (x) such properties or rooms have been converted into Licensed Vacation Ownership Properties or rooms thereof before September 30, 2032, and (y) access to, or rights to use, such rooms as accommodations (i.e., inventory) have been contributed to, and made available as part of, the Diamond Collections (such replacement properties or rooms, the “Substitution Inventory”). Notwithstanding the foregoing right of inclusion and substitution, if Licensee shall have failed to achieve the Cumulative Rooms Converted of 10,800 (inclusive of the Substitution Inventory) by September 30, 2032, Licensor shall have the option, by written notice to Licensee, to prohibit future offering and sales of HGV Max.

(iii) For the purposes of Section 1.1(d):

(A) “Diamond Collections” means the existing five trusts (i.e., US, Hawaii, Mexico, European and Embarc trusts, or “Collections”) through which access to current Diamond Properties are made available to Diamond owners through an Exchange Program; and

(B) “HGV Max” means a new package of products, benefits and services offered by Licensee using New Licensed Marks (which may be called HGV Max or similar named agreed to by the parties), which membership offering will provide access across all or a portion of the Licensed Exchange Program, all or a portion of the New Brand Licensed Vacation Ownership Properties, and all or a portion of Diamond Properties that are not Converted Properties, along with access to certain other agreed benefits.

(iv) If Licensor does exercise the option described in Section 1.1(d)(i) or Section 1.1(d)(ii) (the “HLT Option”), Licensee shall have 180 days from the receipt of such notice to take all reasonable actions to cease all such future offering and sales of such products using the Licensed Marks (the “New Brand Restriction”); provided, however, the foregoing New Brand Restriction shall not apply to the sale and offering of products using “HGV,” “Hilton Grand Vacations,” “Hilton Grand Vacations Club” or any other Licensed Marks that were in use by Licensee as of the date of the A&R Agreement.

(v) For the avoidance of doubt, the foregoing New Brand Restriction, including the HLT Option related thereto, shall terminate immediately upon Licensee achieving the Cumulative Rooms Converted target of 10,800 (inclusive of the Substitution Inventory).

(e) European Properties. The Rebrand Plan includes twenty-two (22) Diamond Properties that are located in Europe for which no sales activities are occurring at this time (“European Properties”). If Licensee determines that any such European Property is not viable or suitable for a conversion and rebrand in accordance with the Rebrand Plan, Licensee will inform Licensor and ask that Licensor grant its request to remove such property and related number of rooms from the Rebrand Schedule in their entirety and revise the Rebrand Schedule accordingly. In the event that Licensor agrees to such request, the Parties shall use good faith efforts to agree to such removal and adjust the Rebrand Schedule accordingly. If Licensee sells, transfers, or disposes of, or enters into a binding agreement to sell, transfer or dispose of, substantially all of European Properties (“Disposition Properties”), for the purposes of this Amendment, the Cumulative Rooms Converted targets shall be adjusted and reduced to reflect all rooms and properties related to such Disposition Properties.

(f) Rebrand Fee. For each additional Diamond Property that is rebranded in accordance with the Rebrand Plan and formally approved by Licensor for marketing and being listed as one of the “Hilton” network of properties on Licensor’s corporate-level advertising channel via its consumer facing website in accordance with Section 1.5 of the A&R Agreement, Licensee shall pay Licensor a one-time fee of $10,000 per such property.

(g) New Licensed Marks. In accordance with Section 5.10(c) of the A&R Agreement, the parties acknowledge and agree that “Hilton Vacation Club” and “HGV Max” shall be deemed to be New Licensed Marks. “Hilton Vacation Club” is approved for use by Licensor in connection with Diamond Properties that are converted to Licensed Vacation Ownership Properties.

Section 1.2. Sales Facilities Rebranding; Sales Activities.

(a) Licensee shall use its commercially reasonable efforts to convert and rebrand the Sales Facilities acquired in connection with the Diamond acquisition (such converted and rebranded Diamond Sales Facilities, the “Rebranded Sales Facilities”). Any such Rebranded Sales Facilities shall be subject to Licensor’s approval. Any rebranding of a Sales Facility shall involve at least the following:

(i) Diamond signage has been removed and “HGV” signage has been installed;

(ii) HGV has installed its Envision sales tables, monitors and related equipment for the offering of HGV Max; and

(iii) Training of any sales personnel, including the use of the Envision sales presentation, has been completed for the marketing and offering of HGV Max.

(b) A Rebranded Sales Facility shall only offer and sell products or services that use either Licensed Marks or New Licensed Marks except as set forth on Schedule B. In the event a Rebranded Sales Facility is rebranded prior to an adjoining Diamond Property that has not yet been rebranded, any accommodation packages directing guests to such Rebranded Sales Facility shall not include accommodations at the unbranded Diamond Property and instead shall be limited to accommodations at one of the Hilton portfolio of brand properties unless otherwise approved by Licensor.

(c) For the avoidance of doubt, Sales Facilities that have not become Rebranded Sales Facilities may not offer or sell any products or services that use either Licensed Marks or New Licensed Marks.

Section 1.3. Additional Fire and Life Safety and Disclosure Provisions;

(a) Fire and Life Safety. With respect to the planned conversion of Diamond Properties to Licensed Vacation Ownership Properties as set forth in the Rebrand Plan and as contemplated in Section 5.2(d) of the A&R Agreement (the “Converted Properties”) and in addition to any Licensor requirements, the Parties agree to follow the fire and life safety review, waiver, and certification process described on Schedule C attached hereto for all such Diamond Properties (whether such properties are scheduled to be rebranded or not). Licensee hereby represents, warrants and covenants that: (x) all Converted Properties shall at the time of conversion and at all times thereafter be in full compliance with Licensor’s applicable fire and life safety standards (as the same may be modified from time to time, the “FLS Standards”), subject to any duly issued waivers as granted by Licensor pursuant to the process described on Schedule B; and (y) each Diamond Property that has not yet been rebranded must at all times be in full compliance with all applicable fire and life safety codes and regulations required in such Diamond Property’s legal jurisdiction.

(b) Disclosures for Unbranded Properties. With respect to any Diamond Property that is not a Licensed Vacation Ownership Property or to which future sales of HGV Max may provide access through the Licensed Exchange Program (each, a “Legacy Diamond Property”), Licensee shall provide disclosures, as approved by Licensor in its sole discretion, both at time of sale and time of reservation advising that such Vacation Ownership Properties have not been branded as Licensed Vacation Ownership Properties, have not been approved by Licensor in accordance with the standards required under the A&R Agreement, and are not part of the “Hilton” network of properties (whether via digital or electronic channels, or, if via phone, by verbal confirmation). Subject to future adjustment as described in Section 1.3(c) below, the Parties agree that a disclaimer language set forth on Schedule D shall be included in any of Licensee’s web- and mobile-based sales and reservations that provide access to accommodations at Legacy Diamond Properties. Licensor will use commercially reasonable efforts to include substantially similar disclaimer language in all Licensor’s sales and reservations channels (including telephone sales and reservations systems and any in-person sales or reservations activities).

(c) Licensor Review Rights.

(i) Licensor shall have such inspection rights with respect to the offer and sale of HGV Max consistent with Section 8.4 and Section 9.5(a) of the A&R Agreement.

(ii) Licensor has the ongoing right to review Licensee’s sales, reservations, and marketing activities (including, without limitation, any web- or mobile-based sales and reservations systems; telephone sales and reservations channels; print, email, or internet-based marketing; and in-person sales, reservations, or marketing activities) with respect to the HGV Max Licensed Exchange Program, or any successor program or substantially similar program. Licensee shall cooperate in good faith with Licensor’s review and shall respond to any Licensor questions as soon as reasonably practicable. Licensor has the right to request in writing (including via email) that Licensee make such changes to Licensee’s sales, reservations, and marketing activities with respect to the HGV Max Licensed Exchange Program, or any successor program or substantially similar program, that Licensor believes, in the exercise of its sole discretion, will prevent harm to Licensor, the Licensed IP, the Hilton Data, or the goodwill associated therewith. Any such written request by Licensor will be accompanied by an explanation of the need for the required changes. Licensee will take all necessary steps to enact such changes as soon as possible.

Section 1.4. Separate Operations.

(a) Subject to and in accordance with the terms of this Amendment, Licensee may:

(i) offer, sell, and operate HGV Max as a membership offering that will provide access across all or a portion of the Licensed Exchange Program, all or a portion of the New Brand Licensed Vacation Ownership Properties, and all or a portion of Diamond Properties that are not Converted Properties, along with access to certain other agreed benefits;

(ii) operate and market HGV Max using the Loyalty Program, Licensed IP, and Hilton Data;

(iii) advertise, market, and present HGV Max to the public as being associated with the Licensed Vacation Ownership Business; and

(iv) engage in all other activities that are consistent with or permitted by the A&R Agreement and this Amendment with respect to its marketing and sale of HGV Max in connection with the Diamond Properties that become New Brand Licensed Vacation Ownership Properties, and Diamond Sales Facilities that become Rebranded Sales Facilities.

(b) Except as described in this Amendment, Section 9.3(c) of the A&R Agreement shall remain in effect.

Section 1.5. Counterparts; Authorization of Authority; Misc.

(a) This Amendment may be executed in a number of identical counterparts, each of which will be deemed an original for all purposes and all of which, taken together, will constitute, collectively, one agreement. Delivery of an executed signature page to this Amendment by electronic transmission will be effective as delivery of a manually signed counterpart of this Amendment.

(b) Each Party represents, warrants and covenants that it has and will continue to have all necessary power and authority to execute and deliver this Amendment.

(c) Except to the extent specifically amended, modified or supplemented by this Amendment, the A&R Agreement remains unchanged and in full force and effect. From and after the effectiveness of this Amendment, each reference in the A&R Agreement to “this Agreement,” “hereof”, “hereunder” or words of similar import will be deemed to mean the A&R Agreement, as so amended, modified or supplemented by this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the day and year first above written.

HILTON WORLDWIDE HOLDINGS INC.

By:	/s/ W. Steven Standefer
Name: W. Steven Standefer
Title: Senior Vice President

HILTON GRAND VACATIONS INC.

By:	/s/ Gordon S. Gurnik
Name: Gordon S. Gurnik
Title: Senior Executive Vice President and Chief Operating Officer

[Signature Page to Amendment to Amended & Restated License Agreement]

Schedule A

Rebrand Plan

Baseline: Per A&R Agreement and Rebrand Plan (the “Baseline Fee Schedule”)

	For Year Ending December 31,
	2022*	2023*	2024*	2025*	2026 and after
Annual Rooms Converted	3,788	2,387	2,399	1,496	782
Cumulative Rooms Converted	3,788	6,175	8,574	10,070	10,852
% of Total Rooms	30%	49%	69%	81%	87%
New Brand Royalty (per 3.1(d) of the A&R Agreement)*
From January 1 to August 31	2.00%	2.00%	3.00%	4.00%	5.00%
September 1 to December 31	2.00%	3.00%	4.00%	5.00%	5.00%

*

Per A&R Agreement, each license fee Year and the applicable fee for the Year runs from September 1 to August 31 of each calendar year, commencing on September 1, 2021 through August 31, 2022, as Year, as follows:

Year 1: September 1, 2021 to August 31, 2022: 2.00%

Year 2: September 1, 2022 to August 31, 2023: 2.00%

Year 3: September 1, 2023 to August 31, 2024: 3.00%

Year 4: September 1, 2024 to August 31, 2025: 4.00%

Year 5: September 1, 2025 to August 31, 2026: 5.00%

After End of Year 5 (After August 31, 2026): 5.00%

This table shows the applicable license fee based on the calendar year and reflect any applicable step-up in the fee as of September 1.

Adjusted Fee Threshold 1: Adjusted Brand Royalty for Cumulative Rooms Converted Shortfall.

The parties’ intent is to increase the applicable Brand Royalty rate by 50 basis points after the applicable Measurement Date after failing to meet the applicable Cumulative Rooms Converted threshold), as follows (“Threshold 1 Fee Schedule”):

	If Cumulative Rooms Converted, by Dec. 31, 2022 are:	If Cumulative Rooms Converted, by Dec. 31, 2023 are:	If Cumulative Rooms Converted, by Dec. 31, 2024 are:	If Cumulative Rooms Converted, by Dec. 31, 2025 are:	If Cumulative Rooms Converted, by Dec. 31, 2026 are:
Less than	3,030	5,558	8,145	9,567	10,309
But at least	2,652	4,940	6,859	8,056	8,682

Then Adjusted New Brand Royalty will be:

From Jan. 1, 2023 to Aug. 31, 2023	Jan. 1, 2024 to August 31, 2024	From Jan. 1, 2025 to Aug. 31, 2025	From Jan. 1, 2026 to Aug. 31, 2026	From Jan. 1, 2027 to Aug. 31, 2027
2.50%	3.50%	4.50%	5.50%	5.50%

Sept. 1, 2023 to Dec. 31 2023	Sept. 1, 2024 to Dec. 31, 2024	Sept. 1, 2025 to Dec. 31, 2025	Sept. 1, 2026 to Dec. 31, 2026	Sept. 1, 2027 to Dec. 31, 2027*
3.50%	4.50%	5.50%	5.50%	5.50%

*	Once the cumulative rooms converted meet 10,309 test after December 31, 2027, the New Brand Royalty will revert back to 5.00%.

Adjusted Fee Threshold 2: Adjusted Brand Royalty for Cumulative Rooms Converted Shortfall.

The parties’ intent is to increase the applicable Brand Royalty rate by 100 basis points after the applicable Measurement Date after failing to meet the applicable Cumulative Rooms Converted threshold), as follows (“Threshold 2 Fee Schedule”):

If Cumulative Rooms Converted, measured at Dec. 31, 2022 are less than:	If Cumulative Rooms Converted, by Dec. 31, 2023 are less than:	If Cumulative Rooms Converted, by Dec. 31, 2024 are less than:	If Cumulative Rooms Converted, by Dec. 31, 2025 are less than:	If Cumulative Rooms Converted, by Dec. 31, 2026 are less than:
2,652	4,940	6,859	8,056	8,682

Then Adjusted New Brand Royalty will be:

From Jan. 1, 2023 to Aug. 31, 2023	Jan. 1, 2024 to August 31, 2024	From Jan. 1, 2025 to Aug. 31, 2025	From Jan. 1, 2026 to Aug. 31, 2026	From Jan. 1, 2027 to Aug. 31, 2027
3.00%	4.00%	5.00%	6.00%	6.00%

Sept. 1, 2023 to Dec. 31 2023	Sept. 1, 2024 to Dec. 31, 2024	Sept. 1, 2025 to Dec. 31, 2025	Sept. 1, 2026 to Dec. 31, 2026	Sept. 1, 2027 to Dec. 31, 2027**
4.00%	5.00%	6.00%	6.00%	6.00%

**	Once the cumulative rooms converted meet 10,309 test after December 31, 2027, the New Brand Royalty will revert back to 5.00%.

EXAMPLES:

Example A

If, on December 31, 2022, at least 3,030 rooms have been rebranded, there is no change to the New Brand Royalty on January 1, 2023 and it will remain at 2.00% until September 1, 2023, when it changes to 3% in accordance with the Baseline Fee Schedule.

Example B

If, on December 31, 2022, less than 3,030 rooms but at least 2,652 rooms are rebranded, then starting on January 1, 2023, the Adjusted New Brand Royalty shall increase to 2.50% (instead of 2.00%) in accordance with Threshold 1 Schedule. Accordingly, in such case, on September 1, 2023, the Adjusted New Brand Royalty shall increase to 3.50% (instead of the normal increase to 3.00%) in accordance with Threshold 1 Schedule.

Example C

If on December 31, 2022, less than 2,652 rooms have been rebranded, then starting on January 1, 2023, the Adjusted New Brand Royalty shall increase to 3.00% (instead of 2.0%) in accordance with Threshold 2 Schedule. Accordingly, in such case, on September 1, 2023, the Adjusted New Brand Royalty fee shall increase to 4.00% (instead of the normal increase to 3.00%) in accordance with Threshold 2 Schedule.

Example D

If, after failing Threshold 1 at December 31, 2022, the Adjusted New Brand Royalty increases to 2.50% starting on January 1, 2023 (which increases to 3.50% on September 1, 2023) per Example B, and on December 31, 2023:

(i) at least 5,558 rooms have been rebranded, then starting on January 1, 2024, the New Brand Royalty reverts to 3.00% (as set forth in the Baseline Fee Schedule) and continues to follow the Baseline Fee Schedule;

(ii) less than 5,558 rooms but at least 4,940 rooms are rebranded, then starting on January 1, 2024, the Adjusted New Brand Royalty will continue to be 3.50% and on September 1, 2024, the Adjusted New Brand Royalty will increase to 4.50%, in each case in accordance with Threshold 1 Fee Schedule; and

(iii) less than 4,940 rooms are rebranded, then starting on January 1, 2024, the Adjusted New Brand Royalty will increase to 4.00% and on September 1, 2024, the Adjusted New Brand Royalty will increase to 5.00%, in each case accordance with Threshold 2 Fee Schedule.

Example E

If, after failing Threshold 2 at December 31, 2022, the Adjusted New Brand Royalty increases to 3.00% starting on January 1, 2023 (which increases to 4.00% on September 1, 2023) per Example C, and on December 31, 2023:

(i) at least 5,558 rooms have been rebranded, then starting on January 1, 2024, the New Brand Royalty reverts to 3.00% (as set forth in the Baseline Fee Schedule) and continues to follow the Baseline Fee Schedule;

(ii) less than 5,558 rooms but at least 4,940 rooms are rebranded, then starting on January 1, 2024, the Adjusted New Brand Royalty will decrease to 3.50% and on September 1, 2024, the Adjusted New Brand Royalty will increase to 4.50%, in each case in accordance with Threshold 1 Fee Schedule; and

(iii) less than 4,940 rooms are rebranded, then starting on January 1, 2024, the Adjusted New Brand Royalty will continue to be 4.00% and on September 1, 2024, the Adjusted New Brand Royalty will increase to 5.00%, in each case accordance with Threshold 2 Fee Schedule.

Schedule B

Rebranded Sales Facilities Exception

Notwithstanding the limitations set forth in Section 1.2(b), until April 4, 2023, Licensee may permit Rebranded Sales Facilities at Embarc Collection properties to continue to offer products or services that do not use the Licensed Marks or New Licensed Marks provided such unlicensed products or services are limited to Embarc products or Embarc Collections.

B-1

Schedule C

Fire and Life Safety Review and Waiver Process

1.

Licensee will review, or will cause a third-party expert to review, the fire and life safety systems at each Diamond Property and will prepare a survey of such systems. License will also prepare a summary checklist, in a form reasonably agreed between the Parties (“Checklists”), for Licensor’s review. Each such Checklist will include a determination as to whether the Diamond Property complies with the FLS Standards.

2.

Licensee will deliver a Checklist for every Diamond Property located in the United States to Licensor prior to the date on which sales of the HGV Max Licensed Exchange Program commence. Licensee will deliver a Checklist for every Diamond Property located outside the United States to Licensor on or prior to June 1, 2022.

3.

Licensor will use commercially reasonable efforts to review each Checklist and will respond to Licensee as quickly as practicable. With respect to each Diamond Property, Licensor may, in its sole discretion:

a.

Notify Licensee that Licensor, based on the information provided to Licensor, believes that the fire and life safety systems in place at such Diamond Property comply with the FLS Standards without waiver or modification; or

b.

Grant a permanent waiver for certain elements of the fire and life safety systems at such Diamond Property that are not currently in compliance with the FLS Standards. In this instance, Licensee will have no obligation to make modifications to such systems, unless Licensor later makes a change to the FLS Standards or unless changes to applicable law require such modification; or

c.

Grant a temporary waiver for certain elements of the fire and life safety systems at such Diamond Property that are not currently in compliance with the FLS Standards. In this instance, Licensee will make the modifications to the fire and life safety systems as required by and on the timeline stated in such temporary waiver, and will deliver evidence of such timely modifications to Licensor. If Licensee does not make such required modifications to Licensor’s satisfaction by the required date in the temporary waiver, Licensor reserves the right to require Licensee to cease operation of the property as a Licensed Vacation Ownership Property, effective immediately upon receive of written notice (including via email) by Licensor to Licensee; or

d.

Elect not to grant any waiver with respect to the fire and life safety systems in place at such Diamond Property. In this instance, the Diamond Property may not be converted to a Licensed Vacation Ownership Property unless and until (a) the non-conforming fire and life safety systems identified by Licensor are repaired or replaced to Licensor’s satisfaction, and (b) Licensee resubmits a revised Checklist with respect to the Diamond Property and Licensor approves such revised systems (or grants waivers with respect thereto in accordance with Licensor’s standard waiver procedures).

C-1

4.

For the avoidance of doubt, no Diamond Property may be converted to a Licensed Vacation Ownership Property without first complying with this fire and life safety review and waiver process. Subject to Licensor’s approval under Section 5.2(b) of the A&R Agreement, Diamond Properties subject to either permanent or temporary waivers may be converted to Licensed Vacation Ownership Properties.

C-2

Schedule D

Disclaimer Language

Licensee shall include a disclaimer language substantially in the form set forth below in its web-and mobile-based sales and reservations that provide access to accommodations at Legacy Diamond Properties:

“I acknowledge that this property is not part of the Hilton portfolio; its features and amenities reflect local safety standards and design finishes that may differ from the standards of a Hilton-branded property.

Please see the TripAdvisor review below for more information about this hotel.”

D-1